Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Orion Acquisition Corp. II
401 Wilshire Boulevard - Suite 1020
Santa Monica, California 90401

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 10, 2000, relating to the financial statements of Orion Acquisition Corp. II, which is contained in that Prospectus. We also consent to the reference to us under the caption "Experts" in the Prospectus.

    /s/ BDO Seidman, LLP
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BDO SEIDMAN, LLP
Los Angeles
July 12, 2000